As filed with the Securities and Exchange Commission
                         on September 15, 1998
                                        Registration No. 333-__________
=======================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      ____________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                      ____________________________

                                SBE, INC.
         (Exact name of registrant as specified in its charter)
                      ____________________________

              Delaware                     94-1517641
      ________________________ ____________________________________
      (State of Incorporation) (I.R.S. Employer Identification No.)

                        4550 Norris Canyon Road
                          San Ramon, CA 94583
                ________________________________________
                (Address of principal executive offices)



                        1996 Stock Option Plan
                       ________________________
                       (Full title of the plan)



                            TIMOTHY J. REPP
                        Chief Financial Officer
                                SBE, Inc.
                        4550 Norris Canyon Road
                          San Ramon, CA 94583
                            (925) 355-2000
  ___________________________________________________________________
  (Name, address, including zip code, and telephone number, including area code, of agent for service)


                      ____________________________

                               Copies to:
                      Christopher A. Westover, Esq.
                           Cooley Godward LLP
                      One Maritime Plaza, 20th Floor
                        San Francisco, CA 94111
                            (415) 693-2000

                      ____________________________



                                                Exhibit Index at Page 6

                    CALCULATION OF REGISTRATION FEE

=======================================================================
                              PROPOSED      PROPOSED
 TITLE OF                      MAXIMUM       MAXIMUM
SECURITIES       AMOUNT       OFFERING      AGGREGATE      AMOUNT OF
  TO BE          TO BE        PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED     SHARE (1)     PRICE (1)         FEE
---------------------------------------------------------------------
Stock Options
and Common
Stock (par
value $.001)    400,000       $3.67928      $1,471,712     $434.16
=======================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and the aggregate offering price are based upon
      (a) the weighted average exercise price, for shares subject to outstanding options granted under the Registrant's 1996 Stock Option Plan (the "Plan") in accordance with Rule 457 (h) under the Act or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 10, 1998, in accordance with Rule 457(c) under the Act, for shares issuable pursuant to the Plan, in accordance with Rule 457(c) of the Act. The following chart illustrates the calculation of the registration fee:

======================================================================
                                              OFFERING     AGGREGATE
                                 NUMBER OF    PRICE PER    OFFERING
      TYPE OF SHARES              SHARES        SHARE        PRICE
----------------------------------------------------------------------

Shares issuable pursuant to
outstanding options under the
1996 Stock Option Plan             98,243   $5.95(1)(a)    $584,546
----------------------------------------------------------------------

Shares issuable pursuant to
unissued stock options under
the 1996 Stock Option Plan        301,757   $2.94(1)(b)    $887,166
----------------------------------------------------------------------

Proposed Maximum Aggregate
Offering Price                                           $1,471,712
----------------------------------------------------------------------

Registration Fee                                            $434.16
======================================================================

                INCORPORATION BY REFERENCE OF CONTENTS OF
     REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-45998 and 33-59167
                     and FORM S-8 POS NO. 33-45998.


   The contents of Registration Statements on Form S-8 Nos. 33-45998 and 33-59167 and Form S-8 POS No. 33-45998 filed with the Securities and Exchange Commission on February 26, 1992, May 8, 1995 and August 19, 1998 respectively, are incorporated by reference herein with such modifications as are set forth below.

                                EXHIBITS
Exhibit
Number
-------

5           Opinion of Cooley Godward LLP

23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24.1        Power of Attorney is contained on the signature pages.

99.1        1996 Stock Option Plan, as amended through December 9,
            1997.

99.2 Incentive and Nonstatutory Stock Option Agreements used in connection with the 1996 Stock Option Plan

                               SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 15, 1998.



                                     SBE, INC.


                                     By: /s/ Timothy J. Repp
                                         ___________________
                                           Timothy J. Repp

                                         Title: Chief Financial Officer,
                                         Vice President, Finance
                                         and Secretary


                           POWER OF ATTORNEY


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                    Date


/s/ William B. Heye, Jr.    President and Chief      September 15, 1998
                            Executive Officer
________________________    (Principal Executive
  William B. Heye, Jr.       Officer)



/s/ Timothy J. Repp         Vice President,          September 15, 1998
________________________    Finance, Chief
  Timothy J. Repp           Financial Officer and
                            Secretary (Principal
                            Financial Officer and
                            Accounting Officer)

                                    4



/s/ Raimon L. Conlisk       Director                 September 15, 1998
________________________
  Raimon L. Conlisk



/s/ George E. Grega         Director                 September 15, 1998

________________________
  George E. Grega



/s/ Ronald J. Ritchie       Director                 September 15, 1998
________________________
  Ronald J. Ritchie



/s/ Randall L-W. Caudill    Director                 September 15, 1998
________________________
  Randall L-W. Caudill

                             EXHIBIT INDEX

Exhibit                                                 Sequential Page
Number                     Description                  Number

5          Opinion of Cooley Godward LLP                         7

23.1       Consent of PricewaterhouseCoopers LLP                 8

23.2       Consent of Cooley Godward LLP is contained in         7
           Exhibit 5 to this Registration Statement

24         Power of Attorney is contained on the                 4
           signature pages.

99.1       1996 Stock Option Plan, as amended                    9

99.2       Incentive and Nonstatutory Stock Option              18
           Agreements used in connection with the 1996
           Stock Option Plan

                                    6